Exhibit 5.1

June 21, 2024

Golden Minerals Company

350 Indiana Street, Suite 650

Golden, Colorado 80401

Re:	Registration Statement on Form S-8 relating to 1,040,000 shares of common stock under the Golden Minerals Company 2023 Equity Incentive Plan

Gentlemen:

We have acted as counsel to Golden Minerals Company, a Delaware corporation (the “Company”). This letter is being delivered in connection with the Registration Statement on Form S-8 filed by the Company on June 21, 2024 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 1,040,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the Golden Minerals Company 2023 Equity Incentive Plan (the “Plan”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with our opinion expressed below, we have examined and relied upon the accuracy of factual matters contained in (i) the Registration Statement, (ii) the Plan, and (ii) originals and copies, certified or otherwise identified to our satisfaction, of such other agreements, documents, corporate records, and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming, without independent investigation or verification of any kind, the authenticity and completeness of all instruments presented to us as originals, the conformity with the authentic and complete originals of all instruments presented to us as copies, the genuineness of all signatures, the legal capacity and competency of all natural persons signing all such documents, and the accuracy and completeness of all factual representations and statements contained in all such documents.

We assume that the Registration Statement has been filed by the Company with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Plan. We further assume that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued pursuant to the terms of the Plan and, upon the issuance of any of the Shares, the total number of shares of common stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of common stock that the Company is then authorized to issue under its amended and restated certificate of incorporation.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed herein, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law and limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter. We do not express any opinion as to the laws of any other jurisdiction. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to be named in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Davis Graham & Stubbs LLP
Davis Graham & Stubbs LLP